                                                                    EXHIBIT 10.1

                           10 BURLINGTON MALL ROAD
                           BURLINGTON, MASSACHUSETTS

                         LEASE DATED DECEMBER 15,1999

     THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a certain building (the "Building") known as, and with an address at, 10 Burlington Mall Road, Burlington, Massachusetts.

     The parties to this Indenture of Lease hereby agree with each other as follows:

                                   ARTICLE I
                                   ---------

                                REFERENCE DATA
                                --------------

1.1  Subjects Referred To:

     Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

     LANDLORD:           Mortimer B. Zuckerman and Edward H. Linde, Trustees of
                         Mall Road Trust under Declaration of Trust dated
                         October 11, 1983, recorded with the Middlesex South
                         District Registry of Deeds in Book 15270, Page 558 as amended by instrument dated October 30, 1997 and recorded with said Registry in Book 27863, Page 351, but not individually.

LANDLORD'S ORIGINAL      c/o Boston Properties, Inc.
ADDRESS:                 800 Boylston Street Boston, Massachusetts 02199-8001

LANDLORD'S CONSTRUCTION
REPRESENTATIVE:          Stacey A. Baker

TENANT:                  SupplierMarket.com, a Delaware corporation

TENANT'S ORIGINAL        Reservoir Place
ADDRESS:                 1601 Trapelo Road
                         Waltham, MA 02451

TENANT'S CONSTRUCTION
REPRESENTATIVE:          Kevin Corbett

PREMISES A
COMMENCEMENT DATE:       December 28, 1999.

PREMISES B
COMMENCEMENT DATE:       The later of (i) December 28, 1999 or (ii) the date
                         upon which Landlord delivers Premises B to Tenant free and clear of all occupants.

PREMISES C
COMMENCEMENT DATE:       The later of (i) December 28, 1999 or (ii) the date
                         upon which Landlord delivers Premises C to Tenant free and clear of all occupants.

PREMISES D
COMMENCEMENT DATE:       The later of (i) December 28, 1999 or (ii) the date
                         upon which Landlord delivers Premises D to Tenant free and clear of all occupants.

SCHEDULED DELIVERY DATE: March 1, 2000.

OUTSIDE DELIVERY DATE:   August 1, 2000.

TERM (SOMETIMES CALLED   The Lease Term applicable to that  portion of the
THE "ORIGINAL TERM")     Building Tenant is leasing at any given time.

PREMISES A LEASE TERM:   That period of time commencing on the Premises A
                         Commencement Date and expiring on December 31, 2004, unless extended or sooner terminated as provided in this Lease.

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PREMISES B LEASE TERM:   That period of time commencing on the Premises B
                         Commencement Date and expiring on December 31, 2004, unless extended or sooner terminated as provided in this Lease.

PREMISES C LEASE TERM:   That period of time commencing on the Premises C
                         Commencement Date and expiring on December 31, 2004, unless extended or sooner terminated as provided in this Lease.

PREMISES D LEASE TERM:   That period of time commencing on the Premises D
                         Commencement Date and expiring on December 31, 2004, unless extended or sooner terminated as provided in this Lease.

EXTENSION OPTION:        One (1) period of five (5) years as provided in and on
                         the terms set forth in Section 8.20 hereof.

THE SITE:                That certain parcel of land known as and numbered 10-20
                         Burlington Mall Road, Burlington, Middlesex County,
                         Massachusetts, being more particularly described in Exhibit A attached hereto.

THE BUILDING:            The Building known as and numbered 10 Burlington Mall
                         Road, Burlington, Massachusetts. The Building is appropriately labeled on Exhibit A-I attached hereto and hereby made a part hereof.

THE ADDITIONAL           The Building known as and numbered 20 Burlington
Mall BUILDING;           Road and which is appropriately labeled on Exhibit A-1.

BUILDINGS:               The Building and the Additional Building. The Buildings
                         as herein identified by street number are labeled as such on the Site Plan attached hereto as Exhibit A-1.

THE COMPLEX:             The Building and the Additional Building together with
                         all parking areas, decks and structures and the Site.

TENANT'S SPACE           That portion of the Building which Tenant isleasing at
(SOMETIMES CALLED        any time pursuant to the provisions of this Lease.
THE "PREMISES"):

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PREMISES A:              The entire third (3 d) floor of the Building in
                         accordance with the floor plan annexed hereto as Exhibit D-I herein by reference.

PREMISES B:              A portion of the second (2nd) floor of the Building in
                         accordance with the floor plan annexed hereto as Exhibit D-2 and incorporated herein by reference.

PREMISES C:              A portion of the second (2nd) floor of the Building in
                         accordance with the floor plan annexed hereto as Exhibit D-2 and incorporated herein by reference.

PREMISES D:              A portion of the second (2nd) floor of the Building in
                         accordance with the floor plan annexed hereto as Exhibit D-2 and incorporated herein by reference

NUMBER OF                A number equal to the product of (i) 3.3 and (ii) the
PARKING SPACES:          quotient of (a) the rentable floor area of that portion
                         of the Building which Tenant is leasing at any time and
                         (b) 1,000.

ANNUAL FIXED RENT:       The sum of the Annual Fixed Rents applicable to the
                         Premises at any given time under lease to Tenant in the Building.

ANNUAL FIXED RENT FOR    (a) During the Premises A Lease Term at the annual rate
PREMISES A:              of $601,535.00 (being the product of (i) $27.50 and
                         (ii) the "Rentable Floor Area of Premises A"
                         (hereinafter defined in this Section 1.1)).

                         (b) During the extension option period (if exercised), as determined pursuant to Section 8.20.


ANNUAL FIXED RENT FOR    (a) During the Premises B Lease Term at the annual rate
PREMISES B:              of $84,287.50 (being the product'of (i) $27.50 and (ii)
                         the "Rentable Floor Area of Premises B" (hereinafter defined In this Section 1.1)).

                         (b) During the extension option period (if exercised), as determined pursuant to Section 8.20.

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ANNUAL FIXED RENT FOR    (a) During the Premises C Lease Term at the annual rate
PREMISES C:              of $40,452.50 (being the product of (i) $27.50 and (ii)
                         the "Rentable Floor Area of Premises C" (hereinafter defined in this Section 1.1)).

                         (b) During the extension option period (if exercised), as determined pursuant to Section 8.20.

ANNUAL FIXED RENT FOR    (a) During the Premises D Lease Term at the annual rate
PREMISES D:              of $34,815.00 (being the product of (i) $27.50 and (ii)
                         the "Rentable Floor Area of Premises D" (hereinafter defined in this Section 1.1)).

                         (b) During the extension option period (if exercised), as determined pursuant to Section 8.20.

BASE OPERATING           Landlord's Operating Expenses (as hereinafter defined
EXPENSES:                in Section 2.6) for calendar year 2000, being January
                         1, 2000 through December 31, 2000.

BASE TAXES:              Landlord's Tax Expenses (as hereinafter defined in
                         Section 2.7) for fiscal tax year 2000, being July 1, 1999 through June 30, 2000.

TENANT ELECTRICITY:      Initially as provided in Section 2.5 subject to
                         adjustment as provided in Section 2.8.

RENTABLE FLOOR AREA      the rentable floor area of all the
OF TENANT'S SPACE        space at any given time leased to
(SOMETIMES ALSO          Tenant in the Building pursuant to
CALLED "RENTABLE FLOOR   this Lease.
AREA OF THE PREMISES"
OR "RENTABLE FLOOR AREA
OF TENANT'S SPACE"):

RENTABLE FLOOR AREA OF
PREMISES A:              1,874 square feet

RENTABLE FLOOR AREA OF
PREMISES B:              3,065 square feet

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RENTABLE FLOOR AREA OF
PREMISES C:              1,471 square feet

RENTABLE FLOOR AREA OF
PREMISES D:              1,266 square feet

TOTAL RENTABLE FLOOR
AREA OF THE BUILDING:    58,558 square feet.

TOTAL RENTABLE FLOOR
AREA OF THE ADDITIONAL
BUILDING:                98,057 square feet.

TOTAL RENTABLE FLOOR
AREA OF THE BUILDINGS:   156,615 square feet.


PERMITTED USES:          General office purposes.

INITIAL MINIMUM          $2,000,000.00 combined single
LIMITS OF TENANT'S       limit per occurrence on a per location basis
COMMERCIAL GENERAL
LIABILITY INSURANCE:

BROKERS:                 Meredith & Grew, Incorporated
                         160 Federal Street
                         Boston, Massachusetts 02110
                              and
                         Insignia/ESG
                         One Financial Center
                         Boston, Massachusetts 02110
                              and
                         Hunneman Commercial Company
                         70-80 Lincoln Street
                         Boston, Massachusetts 02111

SECURITY DEPOSIT:        $380,545.00

1.2  Exhibits. There are incorporated as part of this Lease:

EXHIBIT A                Description of Site

EXHIBIT A- I             Site Plan of Complex

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EXHIBIT B                Intentionally Omitted

EXHIBIT C                Landlord's Services

EXHIBIT D-I              Floor Plan of Premises A

EXHIBIT D-2              Floor Plan of Premises B, Premises C and Premises D

EXHIBIT E                Form of Commencement Date Agreement


1.1  Subjects Referred to

1.2  Exhibits

1.3  Table of Articles and Sections


                                   ARTICLE II
                                   ----------

                     THE BUILDINGS, PREMISES, TERM AND RENT
                     --------------------------------------

2.1  The Premises

2.2  Rights To Use Common Facilities

     2.2.1  Tenant's Parking

2.3  Landlord's Reservations

2.4  Habendum

2.5  Monthly Fixed Rent Payments

2.6  Adjustment for Operating Expenses

2.7  Adjustment for Real Estate Taxes

2.8  Adjustment for Tenant Electricity

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                                  ARTICLE III
                                  -----------

                                 CONSTRUCTION
                                 ------------

3.1 Delivery

3.2 Outside Delivery Date

3.3 Alterations and Additions

3.4 General Provisions Applicable to Construction

3.5 Allowance

                                  ARTICLE IV

                LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

4.1 Landlord's Covenants

     4.1.1 Services Furnished by Landlord

     4.1.2 Additional Services Available to Tenant

     4.1.3 Roof, Exterior Wall, Floor Slab and Common Facility P

     4.1.4 Door Signs

     4.1.5 Landlord's Insurance

     4.1.6 Certain Representations Regarding Compliance with Law

4.2 Interruptions and Delays in Services and Repairs, etc.

                                   ARTICLE V
                                   ---------

                              TENANT'S COVENANTS
                              ------------------

5.1  Payments

5.2  Repair and Yield Up

5.3  Use

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5.4   Obstructions; Items Visible From Exterior; Rules and Regulations

5.5   Safety Appliances; Licenses

5.6   Assignment; Sublease

5.7   Indemnity; Insurance

5.8   Personal Property at Tenant's Risk

5.9   Right of Entry

5.10  Floor Load; Prevention of Vibration and Noise

5.11  Personal Property Taxes

5.12  Compliance with Laws

                                  ARTICLE VI
                                  ----------

                              CASUALTY AND TAKING
                              -------------------

6.1   Fire and Casualty-Termination or Restoration; Rent Adjustment

6.2   Uninsured Casualty

6.3   Eminent Domain-Termination or Restoration

6.4   Eminent Domain Damages Reserved

ARTICLE VII-DEFAULT

7.1 Tenant's Default

7.2 Landlord's Default

                                 ARTICLE VIII
                                 ------------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

8.1   Extra Hazardous Use

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8.2   Waiver

8.3   Cumulative Remedies

8.4   Quiet Enjoyment

8.5   Notice To Mortgagee and Ground Lessor

8.6   Assignment of Rents

8.7   Surrender

8.8   Brokerage

8.9   Invalidity of Particular Provisions

8.10  Provisions Binding, Etc.

8.11  Recording

8.12  Notices

8.13  When Lease Becomes Binding

8.14  Section Headings

8.15  Rights of Mortgagee

8.16  Status Report and Financial Statements

8.17  Self-Help

8.18  Holding Over

8.19  Non-Subrogation

8.20  Extension Option

8.21  Security Deposit

8.22  Signage

8.23  Right of Offer

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8.24   Late Payment

8.25   Governing Law

                                  ARTICLE II
                                  ----------

                       BUILDING, PREMISES, TERM AND RENT
                       ---------------------------------

2.1 Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, Tenant's Space in the Building excluding exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building and if Tenant's Space includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor.

       Tenant's Space with such exclusions is hereinafter referred to as the "Premises". The term "Building" means the Building identified on the first page, and which is the subject of this Lease and being one of the two (2) Buildings erected on the Site by the Landlord; the term "Site" means all, and also any part of the Land described in Exhibit A, plus any additions or reductions thereto resulting from the change of any abutting street line and all parking areas and structures. The term "Property" means the two (2) Buildings and the Site.

2.2 Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice (a) the common lobbies, corridors, stairways, elevators and loading platform of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways and driveways necessary for access to the Building, and (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor.

2.2.1 In addition, during the Term of this Lease Tenant shall have the right to use in the parking area the Number of Parking Spaces (referred to in Section 1.1) for the parking of automobiles, in common with use by other tenants from time to time of the Complex, provided, however, that Landlord shall not be obligated to furnish stalls or spaces on the Site specifically designated for Tenant's use. Tenant covenants and agrees

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       that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord with respect to the use of the parking areas on the Site. The parking privileges granted herein are non-transferable except to a permitted assignee or subtenant as provided in Section 5.6 through
       Section 5.6.5. Further, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Site or to any personal property therein, however caused, and Tenant covenants and agrees, upon reasonable request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

2.3 Landlord reserves the right from time to time, without unreasonable interference with Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations' replacements and relocations referred to in clause (a) above shall be located in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Except in the event of an emergency, Landlord shall use reasonable efforts to perform any such work which may cause a disturbance to Tenant during non-business hours.

2.4 Tenant shall have and hold the Premises for a period commencing on the applicable Commencement Date as specified in Section 1.1 hereof, and continuing for the Tenn unless sooner terminated as provided in Article VI or Article VII or unless extended as provided in Section 8.20.

       As soon as may be convenient after the-date has been determined on which the Term with respect to the entire Premises commenced as aforesaid, Landlord and Tenant agree to join with each other in the execution of a written Declaration, in the form of Exhibit E, in which the date on which the Term with respect to the entire Premises has commenced as aforesaid and the Term of this Lease shall be stated. If Tenant fails to execute such Declaration, the Commencement Date and Lease Term shall be as reasonably determined by Landlord in accordance with the terms of this Lease.

2.5 Tenant agrees to pay to Landlord, or as directed by Landlord, at Landlord's Original Address specified in Section 1.1 hereof, or at such other place as Landlord shall from time to time designate by notice, (1)
       (a) on the Premises A Commencement Date (defined in Section 1.1 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month during the Premises A Lease Term, a sum equal to one twelfth (1/12th) of the Annual Fixed Rent for Premises A (sometimes hereinafter referred to as "fixed rent") and (1) (b) on the Premises A Commencement Date and thereafter monthly, in advance, on the first day of each and every calendar month during the Premises A Lease Tenn, a sum equal to one twelfth (1/12th) of.850 per annurn for each square foot of Rentable Floor Area of Premises A for tenant electricity subject to escalation as provided in Section 2.8
       (2) (a) on the Premises B Commencement Date (defined in Section 1. 1 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month during the Premises B Lease Term, a sum equal to one twelfth (1/12th) of the Annual Fixed Rent for Premises B (sometimes hereinafter referred to as "fixed rent") and (2) (b) on the Premises B Commencement Date and thereafter monthly, in advance, on the first day of each and every calendar month during the Premises B Lease Term, a sum equal to one twelfth (1/12th) of .850 per annum for each square foot of Rentable Floor Area of Premises B for tenant electricity subject to escalation as provided in Section 2.8, (3)(a) on the Premises C Commencement Date (defined in Section 1.1 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month during the Premises C Lease Term, a sum equal to one twelfth (1/12th) of the Annual Fixed Rent for Premises C (sometimes hereinafter referred to as "fixed rent") and (3) (b) on the Premises C Commencement Date and thereafter monthly, in advance, on the first day of each and every calendar month during the Premises C Lease Tenn, a sum equal to one twelfth (1/12th) of .85 0 per annum. for each square foot of Rentable Floor Area of Premises C for tenant electricity subject to escalation as provided in Section 2.8, (4)(a) on the Premises D Commencement Date (defined in Section 1.1 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month during the Premises D Lease Term, a sum equal to one twelfth (1/12th) of the Annual Fixed Rent for Premises D (sometimes hereinafter referred to as "fixed rent") and
       (4) (b) on the Premises D Commencement Date and thereafter monthly, in advance, on the first day of each and every calendar month during the Premises D Lease Term, a sum equal to one twelfth (1/12th) of .85 0 per annum. for each square foot of Rentable Floor Area of Premises D for tenant electricity subject to escalation as provided in Section 2.8 and
       (5) on the first day of each and every calendar month during the extension option period (if exercised), a sum equal to (a) one twelfth (1/12th) of the annual fixed rent as determined in Section 8.20 for the extension option period plus (b) then monthly electricity charges (subject to escalation for electricity as provided in Section 2.8 hereof). Until notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Boston Properties, Inc., Agents, at P.O. Box 3557, Boston, Massachusetts 02241-3557, and all remittances received by Boston Properties, Inc., as Agents as aforesaid, or by any subsequently designated recipient, shall be treated as payment to Landlord.

       Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Commencement Date is a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Commencement Date to the first day of the succeeding calendar month.

       Other charges payable by Tenant on a monthly basis, as hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion but shall commence on the Commencement Date; and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

       The Annual Fixed Rent and all other charges for which provision is herein made shall be paid by Tenant to Landlord, without offset, deduction or abatement except as otherwise specifically set forth in this Lease.

2.6 "Landlord's Operating Expenses" means the cost of operation of the Building and the Site actually incurred by Landlord which shall exclude costs of special services rendered to tenants (including Tenant) for which a separate charge is made; capital expenditures except as provided hereinbelow; interest or amortization payments on any debt or ground lease; rentals incurred in leasing permanent building equipment ordinarily considered to be of a capital nature (except for temporary equipment, equipment used in providing janitorial, maintenance or engineering services or those type of capital expenditures listed hereinbelow in this paragraph); amounts for which Tenant or any other tenant in the Building has otherwise actually reimbursed Landlord; leasing fees or commissions, advertising and promotional expenses, and legal fees incurred in connection with leasing space in the Building; costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense (e.g., if Landlord agrees to provide extra cleaning to another tenant, the cost thereof would be excluded since Landlord is not obligated to furnish extra cleaning to Tenant); the cost of repairs or replacements incurred by reason of fire or other casualty or condemnation other than costs not in excess of the deductible on any insurance maintained by Landlord which provides a recovery for such repair or replacement; legal expenses in enforcing the terms of any lease; and penalties and interest for late payment of real estate taxes, water and sewer charges, or any other obligation of Landlord; real estate taxes which are otherwise payable pursuant to Section 2.7; the cost of services or supplies paid to any subsidiary or affiliate of Landlord to the extent such cost exceeds the cost of the same were they not provided by a subsidiary or affiliate; depreciation on the Building; the cost of removal or abatement of any "Hazardous Material" (as defined in Section 5.3) in the Building, but shall include, without limitation, the following: premiums for insurance carried with respect to the Building and the Site (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and insurance of monthly installments of fixed rent and any additional rent which may be due under this Lease and other leases of space in the Building for not more than 12 months in the case of both fixed rent and additional rent and if there be any first mortgage of the Property, including such insurance as may be required by the holder of such first mortgage); compensation and all fringe benefits, workmen's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons engaged in the operating, maintaining or cleaning of the Building or Site, water, sewer, electric, gas, oil and telephone charges (excluding utility charges separately chargeable to tenants for additional or special services); cost of building and cleaning supplies and equipment; cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees); cost of snow removal and care of landscaping; payments under service contracts with independent contractors; management fees at reasonable rates consistent with the type of occupancy and the service rendered; and all other reasonable and necessary expenses paid in connection with the operation, cleaning and maintenance of the Building and the Site and properly chargeable against income under Landlord's customary and usual accounting practices, provided, however, there shall be included (a) depreciation for capital expenditures made by Landlord
       (i) to reduce operating expenses if Landlord shall have reasonably determined that the annual reduction in operating expenses shall exceed depreciation therefor or (ii) to comply with applicable laws, rules, regulations, requirements, statutes, ordinances, by-laws and court decisions of all public authorities which are now or hereafter in force (herein collectively called "Legal Requirements"); plus (b) in the case of both (i) and (ii) an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the locality in which the Building is located; depreciation in the case of both (i) and (ii) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired and the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

       "Operating Expenses Allocable to the Premises" shall mean (a) the same proportion of Landlord's Operating Expenses for and pertaining to the Building as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building plus (b) the same proportion of Landlord's Operating Expenses for and pertaining to the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Buildings.

       "Base Operating Expenses" is hereinbefore defined in Section I.I.

       "Base Operating Expenses Allocable to the Premises" means (i) the same proportion of Base Operating Expenses for and pertaining to the Building as the Rentable Floor Area of Tenant's Space bears to the Rentable Floor Area of the Building plus (ii) the same proportion of Base Operating Expenses for and pertaining to the Site as the Rentable Floor Area of Tenant's Space bears to the Rentable Floor Area of the Buildings.

       If with respect to any calendar year falling within the Term, or fraction of a calendar year falling within the Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises (a) for a full calendar year exceed Base Operating Expenses Allocable to the Premises, or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises, or (b) for a full calendar year are less than Base Operating Expenses Allocable to the Premises, or for any such fraction of a calendar year are less than the corresponding fraction of Base Operating Expenses Allocable to the Premises then, in the case of (a) Tenant shall pay to Landlord, as additional rent, the amount of such excess, or in the case of (b) Landlord shall credit eighty percent (80%) of such difference against monthly installments of fixed rent next thereafter coming due or against any sums then due from Tenant to Landlord under this Lease (or refund such eighty percent (80%) if the Term has ended and Tenant has no further obligation to Landlord). Such payments shall be made at the times and in the manner hereinafter provided in this Section 2.6. (The Base Operating Expenses Allocable to the Premises do not include the .854 for tenant electricity to be paid by Tenant at the time of payment of Annual Fixed Rent and for which provision is made in Section 2.5 hereof, separate provision being made in Section 2.8 of this Lease for Tenant's share of increases in electricity costs allocable to the Premises.)

       Not later than ninety (90) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices consistently applied certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, Landlord's Operating Expenses and Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant shall also show for the preceding year or fraction thereof as the case may be the amounts of operating expenses already paid by Tenant as additional rent, and the amount of operating expenses remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.6 with respect to the preceding year or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the above provisions of this Section 2.6 against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such portion of the overpayment as aforesaid if the Tenn has ended and Tenant has no further obligation to Landlord). At the request of Tenant made within two
       (2) years after Tenant's receipt of such statement, Landlord shall make available for Tenant's (or Tenant's accountant provided that Landlord shall have the right to reasonably approve of any accountant which is not one of the "big five" accounting firms) review, at Tenant's expense, and at a time and place reasonably determined by Landlord, the records Landlord used to prepare such statement. Tenant shall hold such books and records in confidence and not disclose the same to any other party, including, without limitation, any other tenant in the Building. If there has been an error in the statement and there has been an overpayment by Tenant, Landlord shall credit the amount of such overpayment to the installment or installments Annual Fixed Rent next due pursuant to this Lease, or if there has been an error in the statement and there has been an underpayment by Tenant, Tenant shall pay the amount of such underpayment to Landlord within thirty (30) days.

       In addition, Tenant shall make payments monthly on account of Tenant's share of increases in operating expenses anticipated for the then current year at the time and in the fashion herein provided for the payment of fixed rent. The amount to be paid to Landlord shall be an amount reasonably estimated annually by Landlord to be sufficient to cover, in the aggregate, a sum equal to Tenant's share of such increases in operating expenses for each calendar year during the Tenn.

       Notwithstanding the foregoing provisions, no decrease in Landlord's Operating Expenses shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Buildings rather than to any other causes.

       In the event that on the average less than ninety-five percent (95%) of the Rentable Floor Area of the Building is leased during any calendar year during the Lease Term (including, without limitation, calendar year 2000 for purposes of calculating Base Operating Expenses), Landlord's Operating Expenses for such calendar year shall be reasonably determined by Landlord to be an amount equal to the Landlord's Operating Expenses which would normally be expected to have been charged had ninety-five percent (95%) of the Rentable Floor Area of the Building been leased during such calendar year.

2.7 If with respect to any full Tax Year or fraction of a Tax Year falling within the Term, Landlord's Tax Expenses Allocable to the Premises as hereinafter defined (a) for a full Tax Year exceed Base Taxes Allocable to the Premises, or for any such fraction of a Tax Year exceed the corresponding fraction of Base Taxes Allocable to the Premises, or (b) for a full Tax Year subsequent to the date of full assessment are less than Base Taxes Allocable to the Premises, or for any such fraction of a Tax Year subsequent to the date of full assessment are less than the corresponding fraction of Base Taxes Allocable to the Premises; then, on or before the thirtieth (30th) day following receipt by Tenant of the certified statement referred to below in this Section 2.7, in the case of
       (a) Tenant shall pay to Landlord, as additional rent, the amount of such excess, or in the case of (b) Landlord shall credit such difference against monthly installments of fixed rent next thereafter coming due (or refund such overpayment if the Term has ended and Tenant has no further obligation to Landlord). In addition, payments by Tenant on account of increases in real estate taxes anticipated for the then current year shall be made monthly at the time and in the fashion herein provided for the payment of fixed rent. The amount so to be paid to Landlord shall be an amount reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to Tenant's share of such increases, at least ten (10) days before the day on which such payments by Landlord would become delinquent. Not later than ninety (90) days after Landlord's Tax Expenses Allocable to the Premises are determined for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Building and the Site and abatements and refunds of any taxes and assessments. Expenditures for legal fees and for other expenses incurred in obtaining the tax refund or abatement may be charged against the tax refund or abatement before the adjustments are made for the Tax Year.

       To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the foregoing statement shall be rendered and payments made on account of such installments. Notwithstanding the foregoing provisions, no decrease in Landlord's Tax Expenses with respect to any Tax Year shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Building or partial completion of the Building rather than to any other causes.

       Terms used herein are defined as follows:

          (i) "Tax Year" means the twelve-month period beginning July 1 each year during the Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

          (ii)  "Landlord's Tax Expenses Allocable to the Premises" shall mean
                (a) the same proportion of Landlord's Tax Expenses for and pertaining to the Building as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building plus (b) the same proportion of Landlord's Tax Expenses for and pertaining to the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Buildings.

                "Landlord's Tax Expenses" with respect to any Tax Year means the aggregate real estate taxes on the Building and Site with respect to that Tax Year, reduced by any abatement receipts with respect to that Tax Year; provided, however, that if in any Tax Year an abatement has been obtained on account of vacancies in the Building, or if the real estate taxes had initially been assessed in an amount to reflect such vacancies then Landlord's Tax Expenses shall be reasonably determined to be an amount equal to the taxes which would normally be expected to have been assessed had occupancy been ninety-five percent (95%) as of the reference date or period on which or in relation to which such assessment was made. For this purpose, taxes on properties comparable to the Building or Complex may be used as a reference if such properties were occupied at ninety-five percent (95%) more or less during the relevant period.

          (iv)  "Base Taxes" is hereinbefore defined in Section 1.1.

          (v) "Base Taxes Allocable to the Premises" means (i) the same proportion of Base Taxes for and pertaining to the Building as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building, plus (ii) the same proportion of Base Taxes for and pertaining to the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Buildings.

          (vi) "Real estate taxes" means all taxes and special assessments of every kind and nature assessed by any governmental authority on the Building or Site which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Site, the Building and the Property (including without limitation, if applicable, the excise prescribed by Mass Gen Laws (Ter Ed) Chapter 121 A, Section 10 and amounts in excess thereof paid to the Town of Burlington pursuant to agreement between Landlord and the Town) and reasonable expenses of any proceedings for abatement of taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, corporate, franchise, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Site or Building or Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes" but only to the extent that the same would be payable if the Site and Buildings were the only property of Landlord.

2.8 If with respect to any calendar year falling within the Term or fraction of a calendar year falling within the Term at the beginning or end thereof, the cost of furnishing electricity to the Building and the Site, including common areas and facilities and space occupied by tenants, (but expressly excluding utility charges separately chargeable to tenants for additional or special services or any charges for which Landlord is reimbursed pursuant to Section 2.6) for a full calendar year exceeds .850 per square foot of Rentable Floor Area of the Building, or for any such fraction of a calendar year exceeds the corresponding fraction of .850 per square foot of Rentable Floor Area of the Building, then Tenant shall pay to Landlord, as additional rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this Section 2.8, its proportionate share of the amount of such excess (i.e. the same ratio of such excess as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building). Payments by Tenant on account of such excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to such excess for each calendar year during the Term.

       Not later than ninety (90) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Tenn, Landlord shall render Tenant a reasonably detailed accounting certified by a representative of Landlord showing for the preceding calendar year, or fraction thereof, as the case may be, the costs of furnishing electricity to the Building. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amount already paid by Tenant on account of electricity, and the amount remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.8 with respect to the preceding year, or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the above provisions of this Section 2.8 against monthly installments of Annual Fixed Rent or additional rent next thereafter coming due.

       Notwithstanding the foregoing paragraphs of this Section 2.8, commencing on the Commencement Date and continuing for the Term (as it may be extended) Tenant shall be check metered and separately billed by Landlord for all electricity usage related to and/or used respecting Tenant's laboratory, computer room and related facilities (collectively called "Computer/Lab Room Electricity"). Landlord shall have the right to bill tenant for Computer/Lab Room Electricity on a monthly basis and Tenant shall pay such monthly Computer/Lab Room Electricity charges to Landlord within ten (10) days after receipt of Landlord's billing therefor.

                                  ARTICLE III
                                  -----------

                           DELIVERY AND CONSTRUCTION
                           -------------------------

3.1 Landlord shall deliver the Premises to Tenant in "as is" condition, broom clean and free and clear of all occupants, and Landlord shall have no obligation to perform any additions, alterations, improvements or demolition to the Premises. In addition, Landlord shall have no responsibility for the installation or connection of Tenant's computer, telephone or other communications equipment, systems or wiring.

3.2 Landlord agrees to use due diligence to deliver the Premises to Tenant on or before the Scheduled Delivery Date. In case of delays due to governmental regulation, casualty or other causes reasonably beyond Landlord's control (collectively, "Landlord's Force Majeure"), the Scheduled Delivery Date shall be extended for the period of such delays. Landlord shall permit Tenant access to the Premises upon execution of this Lease by Landlord and Tenant for installing furnishings, security systems, trade fixtures, computers and other telecommunications equipment in portions of the Premises when it can be done without material interference with any work Landlord may be performing in the Premises. If, however, Landlord shall have failed to deliver any portion of the Premises to Tenant on or before the Outside Delivery Date (which date shall be extended automatically for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of Landlord's Force MaJeure (but in no event later than December 31, 2000 for Landlord's Force Majeure) or any act or failure to act of Tenant which interferes with Landlord's delivery of the Premises, without limiting Landlord's other rights on account thereof), Tenant shall have the right to (i) exercise its right of offer as more particularly set forth in and subject to the terms of Section 8.23 and (ii) terminate this Lease with respect to the portion of the Premises which Landlord has failed to deliver by such date ("Undeliverable Premises") by giving notice to Landlord of Tenant's desire to do so within the time period from the Outside Delivery Date (as so extended) until the date which is thirty (30) days subsequent to the Outside Delivery Date (as so extended); and, upon the giving of such notice, the Term of this Lease shall cease and come to an end with respect to the Undelivered Premises only (but not with respect to the remainder of the Premises) without further liability or obligation on the part of either party unless, within thirty (30) days after Landlord's receipt of Tenant's notice Landlord delivers such portion of the Premises to Tenant. Such right of termination and right of offer as provided herein above shall be Tenant's sole and exclusive remedy at law or in equity or otherwise for Landlord's failure so deliver such Premises within such time.

       Tenant agrees that no delay by it, or anyone employed by it, in performing work to prepare the Premises for occupancy (including, without limitation, the work in installing trade fixtures or telephones, and other communications equipment or systems) shall delay commencement of the Term or the obligation to pay rent, regardless of the reason for such delay or whether or not it is within the control of Tenant or any such employee.

3.3 This Section 3.3 shall apply before and during the Term. Tenant shall not make alterations and additions to Tenant's space except in accordance with plans and specifications therefor first approved by Landlord, which approval shall not be unreasonably withheld. Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (a) involve or might affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility within the Complex serving the Building outside of the Premises, or (b) will require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of insurance or taxes on the Building or of the services called for by Section 4.1 unless Tenant first gives reasonable assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination without expense to Landlord. Landlord's review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and requirements of insurers of the Building (herein called "Insurance Requirements") nor deemed a waiver of Tenant's obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements. Except for any additions or alterations which Tenant requests to remain in the Premises in Tenant's notice seeking Landlord's consent for the installation thereof (which notice shall specifically refer to this Section 3.3) and for which Landlord specifically agrees in writing may remain, all alterations and additions shall be part of the Building unless and until Landlord shall specify the same for removal pursuant to Section 5.2. In the event Landlord fails to respond to Tenant's notice mentioned in the preceding sentence within thirty (30) days after Landlord's receipt thereof, Tenant shall not be required to remove the additions or alterations referred to in such notice unless the alteration or addition affects any structural element of the Building or is a trade fixture of Tenant. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Buildings or Site or interfere with construction or operation of the Buildings and other improvements to the Site and, except for installation of furnishings, shall be performed by Landlord's general contractor or by contractors or workmen first approved by Landlord such approval not to be unreasonably withheld or delayed. Except for work by Landlord's general contractor, Tenant, before its work is started, shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and security reasonably satisfactory to Landlord protecting Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may reasonably require, but in no event less than $2,000,000.00 combined single limit per occurrence on a per location basis (all such insurance to be written in companies reasonably approved by Landlord and naming and insuring Landlord and Landlord's managing agent as additional insureds and insuring Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Buildings or the Site and immediately to discharge or bond off any such liens which may so attach. Tenant shall pay, as additional rent, 100% of any real estate taxes on the Complex which shall, at any time after commencement of the Term, to the extent resulting from any alteration, addition or improvement to the Premises made by Tenant.

3.4 All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance Requirements now or hereafter in force. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in Article I or any person hereafter designated in substitution or addition by notice to the party relying.

3.5 Landlord shall provide to Tenant an allowance of up to $193,732.00 (the "Tenant Allowance") which may be applied by Tenant upon written notice to Landlord to (i) the cost of improvements in any portion of the Premises performed by Tenant in accordance with the terms of this Lease after Tenant delivers to Landlord invoices indicating the actual cost of such improvements reasonably satisfactory to Landlord or (ii) the cost of improvements in any portion of the Premises performed by Landlord in accordance with the terms of this Lease. To the extent that the cost of improvements performed by Landlord as provided in (ii) above exceed the Tenant Allowance, Tenant shall reimburse Landlord, as additional rent, within thirty (30) days after billing therefor by Landlord. Any portion of the Tenant Allowance which has not been applied to either (i) or (ii) set forth herein above by the later of
       (x) December 31, 2001 or (y) the date which is twelve (12) months subsequent to the latest Commencement Date for Premises B, Premises C or Premises D (excluding any portion of the Premises for which Tenant exercised its termination right as provided in Section 3.2), shall be forfeited by Tenant and Tenant shall not be entitled to any payment or credit nor shall there be any application towards Annual Fixed Rent or additional rent.

                                  ARTICLE IV
                                  ----------

                LANDLORD'S COVENANTS-, INTERRUPTIONS AND DELAYS
                -----------------------------------------------

4.1    Landlord covenants:

4.1.1 To furnish services, utilities, facilities and supplies set forth in Exhibit C equal to those customarily provided by landlords in first-class office buildings in the Boston West Suburban Market subject to escalation reimbursement in accordance with Section 2.6.

4.1.2 To furnish, at Tenant's expense, reasonable additional Building operation services which are usual and customary in similar first-class office buildings in the Boston West Suburban Market upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord and of general applicability to all tenants in the Building.

4.1.3 Subject to the escalation provisions of Section 2.6 and except as otherwise provided in Article VI, (i) to make such repairs to the roof, exterior walls, floor slabs and common areas and facilities as may be necessary to keep them in serviceable condition and (ii) to maintain the Building (exclusive of Tenant's responsibilities under this Lease) in a first class manner comparable to the maintenance of similar properties in the Boston Suburban Market. Landlord shall make reasonable efforts not to unreasonably interfere with Tenant's use of the Premises in the perfon-nance of its obligations under this Section 4.1.3.

4.1.4 To provide and install, at Landlord's expense, letters or numerals on doors in the Premises and Tenant's name on the directory located in the lobby of the Building to identify Tenant's official name and Building address; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on the Premises.

4.1.5 Landlord shall carry at all times during the Tenn of this Lease (i) commercial general liability insurance with respect to the Building in an amount not less than $5,000,000.00 combined single limit per occurrence,
       (ii) insurance against loss or damage with respect to the Buildings covered by the so-called "all risk" type insurance coverage in an amount equal to at least the replacement value of the Building. Landlord may also maintain such other insurance as may from time to time be required by a mortgagee holding a mortgage lien on the Building. Further, Landlord may also maintain such insurance against loss of annual fixed rent and additional rent and such other risks and perils as Landlord deems proper. Any and all such insurance (i) may be maintained under a blanket policy affecting other properties of Landlord and/or its affiliated business organizations, (ii) may be written with deductibles as determined by Landlord and (iii) shall be subject to escalation reimbursement in accordance with Section 2.6.

4.1.6 To the best of Landlord's actual knowledge, the Building was constructed in accordance with the provisions of the Zoning Code for the Town of Burlington and other laws, ordinances, rules and regulations applicable to the Building as of the construction of the Building. In addition, Landlord represents that as of the date of this Lease, the Zoning Ordinance of the Town of Burlington, Massachusetts in effect as of the date of this Lease pen-nits the Permitted Use.

4.2 Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, including without limitation the causes set forth in Section 3.2 hereof as being reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in
       Article VI, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.
       Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

                                   ARTICLE V
                                   ---------

                              TENANT'S COVENANTS
                              ------------------

       Tenant covenants during the term and such further time as Tenant occupies any part of the Premises:

5.1 To pay when due all fixed rent and additional rent and all charges for utility services rendered to the Premises (except as otherwise provided in Exhibit Q and, as further additional rent, all charges for additional services rendered pursuant to Section 4.1.2.

5.2 Except as otherwise provided in Article VI and Section 4.1.3 to keep the Premises in good order, repair and condition, reasonable wear and tear only excepted, and all glass in windows (except glass in exterior walls unless the damage thereto is attributable to Tenant's negligence or misuse) and doors of the Premises whole and in good condition with glass of the same type and quality as that injured or broken, damage by fire or taking under the power of eminent domain only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises all construction, work, improvements, and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear only excepted, first removing all goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant given at least thirty (30) days before such expiration or termination (unless otherwise provided in Section 3.3), the wiring for Tenant's computer, telephone and other communication systems and equipment installed by Tenant and all alterations and additions made by Tenant and all partitions, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Building, to the Site or to the other building caused by Tenant, Tenant's independent contractors, Tenant's employees or Tenant's invitees.

5.3 To use and occupy the Premises for the Permitted Uses only, and not to injure or deface the Premises, Building, the Additional Building, the Site or any other part of the Complex nor to permit in the Premises or on the Site any auction sale, vending machine (except that Tenant may be permitted to install a maximum of one (1) vending machine solely for use by its employees), or inflammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use and occupancy, or which is offensive, contrary to law or ordinance or reasonably liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building. Further, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or ubtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate any substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively "Hazardous Materials"), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C.
       Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively "Hazardous Materials Laws"), (ii) Tenant shall immediately notify Landlord of any incident in, on or about the Premises, the Building or the Site that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right to make such inspections (including testing) as Landlord shall reasonably elect from time to time after reasonable notice (which may be verbal) to determine that Tenant is complying with the foregoing. Notwithstanding the foregoing, Tenant may use normal amounts of Hazardous Materials typically used in offices provided that Tenant uses such substances in the manner in which they are normally used in offices and in compliance with all Hazardous Materials Laws and other applicable laws.

5.4 Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the other building or of the Site used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable Rules and Regulations of general applicability to all tenants in the Building now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and Site and their facilities and approaches; Landlord shall not be liable to Tenant for the failure of other occupants of the Buildings to conform to such Rules and Regulations.

5.5 To keep the Premises equipped with all safety appliances required by any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

5.6 Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant's interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under Sections 5.6.1-5.6.5 shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.

5.6.1 Notwithstanding the foregoing provisions of Section 5.6 above and the provisions of Section 5.6.2 below, but subject to the provisions of Sections 5.6.3, 5.6.4 and 5.6.5, below Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to (i) any parent, subsidiary or "Affiliate" (as defined hereinbelow) of Tenant,
       (ii) to any corporation into which Tenant may be converted or with which it may merge, or (iii) to any entity which acquires substantially all of the assets of Tenant, provided that the entity to which this Lease is so assigned or which so sublets the Premises has a credit worthiness (e.g. assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) which are sufficient to perform the obligations under this Lease in Landlord's sole and reasonable determination. "Affiliate" as the term is used in this Section, shall mean any person or entity controlling, controlled by, or under common control with another person or entity. As used in this Lease, the terms "control", "controlled", or "controlling" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control.

5.6. 1.1 Notwithstanding the provisions of Section 5.6 above, in the event Tenant desires to assign this Lease or to sublet the whole Premises (or part of the Premises as specified in Section 5.6.5(E) or as provided in Section 5.6. 1), Tenant shall notify Landlord thereof in writing and if Tenant proposes to assign this Lease or so sublet the Premises for a minimum of 75% of the then remaining Term of this Lease as of the effective date of such assignment or sublease, Landlord shall have the right at its sole option, to be exercised within thirty
          (30) days after receipt of Tenant's notice to terminate this Lease as of a date specified in a notice to Tenant, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Landlord's notice to Tenant; provided, however, that upon the termination date as set forth in Landlord's notice, all obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all rent and additional rent due from Tenant through the termination date. Notwithstanding the foregoing, in the event that Tenant shall only propose to sublease a portion of the Premises upon the terms set forth in Section 5.6.5(E) and this Section 5.6.1.1, Landlord shall only have the right to so terminate this Lease with respect to the portion of the Premises which Tenant proposes to sublease (the "Terminated Portion of the Premises") and from and after the termination date the Rentable Floor Area of the Premises shall be reduced to the rentable floor area of the remainder of the Premises and the definition of Rentable Floor Area of the Premises shall be so amended and after such termination all references in this Lease to the "Premises" or the "Rentable Floor Area of the Premises" shall be deemed to be references to the remainder of the Premises and accordingly Tenant's payments for Annual Fixed Rent, operating costs, real estate taxes and electricity shall be reduced on a pro rata basis to reflect the size of the remainder of the Premises. In the event that Landlord shall not exercise its termination rights as aforesaid, shall fail to give any or timely notice pursuant to this Section or has no termination right as provided hereinabove, the provisions of Sections 5.6.2-5.6.5 shall be applicable. This Section 5.6. 1.1 shall not be applicable to an assignment or sublease pursuant to Section 5.6-1.

5.6.2 Notwithstanding the provisions of Section 5.6 above, but subject to the provisions of this Section 5.6.2 and the provisions of Sections 5.6.3, 5.6.4 and 5.6.5 below, in the event that Landlord shall not have exercised the termination right as set forth in Section 5.6.1.1, or Landlord has no right to terminate the Lease as provided in Section
          5.6.1 1, or Landlord shall have failed to give any or timely notice under Section 5.6.1.1, then for a period of one hundred and twenty
          (120) days (i) after the receipt of Landlord's notice stating that Landlord does not elect the termination right, or (ii) after Tenant has notified Landlord of the proposed assignment or sublease as provided in Section 5.6.3 hereinbelow in the case Landlord has no right to terminate the Lease, or (iii) after the expiration of the thirty (30) day period first referred to in Section 5.6.1.1 in the event Landlord shall not give any or timely notice under Section 5.6.
          1.1 as the case may be, Tenant shall have the right to assign this Lease or sublet in accordance with Tenant's notice to Landlord given as provided in Section 5.6.3 provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:


                    (a) the proposed assignee or subtenant is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental agency), or

                    (b) the proposed assignee or subtenant is not of good character and reputation, or

                    (c) the proposed assignee or subtenant does not possess adequate financial capability to perform the Tenant obligations as and when due or required, or

                    (d) the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section
                         1.1 hereof, or

                    (e) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to increase Landlord's Operating Expenses beyond that which Landlord now incurs for use by Tenant; (ii) be likely to increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; or (iii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

                    (f) there shall be existing an Event of Default (defined in Section 7.1).

5.6.3 Tenant shall give Landlord notice of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 5.6.2, such information as to the proposed assignee's or proposed subtenant's net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Section 5.6.2 above (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to Section 5.6.2, all other information necessary to make the determination referred to in Section
       5.6.2 above and (e) in the case of a proposed assignment or subletting pursuant to Section 5.6.1 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 5.6.1.

       If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease or assign pursuant to Tenant's notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within one hundred and twenty (120) days after the date of Landlord's consent, the consent shall be deemed null and void and the provisions of Section 5.6.1.1 shall be applicable.

5.6.4 In addition, in the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 5.6.1 hereof) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, additional rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the "Assignment/Sublease Profits" (hereinafter defined), if any, shall be paid to Landlord.

        The "Assignment/Sublease Profits" shall be the excess, if any, of (a) the "Assignment/Sublease Net Revenues" as hereinafter defined over (b) the Annual Fixed Rent and additional rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate proportions in the applicable Annual Fixed Rent, additional rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The "Assignment/Sublease Net Revenues" shall be the fixed rent, additional rent and all other charges and sums payable either initially or over the term of the sublease or assignment plus all other profits and increases to be derived by Tenant as a result of such subletting or assignment, less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall include but not necessarily be limited to rent concessions, brokerage commissions and alteration allowances) amortized over the term of the sublease or assignment.

        All payments of the Assignment/Sublease Profits due Landlord shall be made within fifteen (15) days of receipt of same by Tenant.

5.6.5 (A) It shall be a condition of the validity of any assignment or subletting of right under Section 5.6.1 above, or consented to under
        Section 5.6.2 above, that both Tenant and the assignee or sublessee agree directly with Landlord in a separate written instrument reasonably satisfactory to Landlord which contains terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee or sublessee to be bound directly to Landlord by all the obligations of the Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for under the sublease or assignment it entered into with Tenant and the provisions of Sections 5.6 through 5.6.5 hereof, but such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder, Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the assignment or the assignee thereunder or the sublease or the subtenant thereunder, as the case may be, and at Landlord's option, upon the termination of the Lease, the assignment or sublease shall be terminated.

          (B) As additional rent, Tenant shall reimburse Landlord promptly for reasonable out of pocket legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.

          (C) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 5.6 through
               5.6.5 hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

          (D) The consent by Landlord to an assignment or subletting under any of the provisions of Sections 5.6.1 or 5.6.2 shall in no wise be construed to relieve Tenant from obtaining the express consent in writing to Landlord to any further assignment or subletting.

          (E) In addition to the other requirements set forth in this Lease and notwithstanding any other provision of this Lease, partial sublettings of the Premises shall only be permitted under the following terms and conditions: (i) the layout of both the subleased premises and the remainder of the Premises must comply with applicable laws, ordinances, rules and/or regulations and be approved by Landlord, including, without limitation, all requirements concerning access and egress; (ii) in the event the subleased premises are separately physically dernished from the remainder of the Premises, Tenant shall pay all costs of separately physically dernising the subleased premises, provided that if Landlord exercises its option to terminate this Lease with regard to such subleased premises as provided in Section
               5.6. 1. 1., Landlord shall pay to separately demise the subleased premises; (iii) Tenant may not partially sublet any less than all of either Premises B, Premises C or Premises D; and (iv) Tenant may sublet no less than fifty percent (50%) of Premises A.

          5.7 (A) To defend with counsel first approved by Landlord (which approval shall not be unreasonably withheld or delayed), save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable counsel fees)
               (i) to the extent arising from or claimed to have arisen from (a) the omission, fault, willful act, negligence or other misconduct of Tenant or Tenant's contractors, licensees, invitees, agents, servants, independent contractors or employees or

               (b) arising from or resulting from any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease; to maintain conunercial general liability insurance or comprehensive general liability insurance written on an occurrence basis with a broad form comprehensive liability endorsement covering the Premises insuring Landlord and Landlord's managing agent (and such persons as are in privity of estate with Landlord and Landlord's managing agent as may be set out in notice from time to time) as additional insureds as well as Tenant with limits which shall, at the commencement of the Term, be at least equal to those stated in Section 1. 1 and from time to time during the Term shall be for such higher limits, if any, as are customarily carried in Greater Boston with respect to similar properties as may reasonably be required by Landlord upon not less than thirty (30) days prior notice, and workmen's compensation insurance with statutory limits covering all of Tenant's employees working in the Premises, and to deposit with Landlord on or before the Commencement Date and concurrent with all renewals thereof, certificates for such insurance bearing the endorsement that the policies will not be canceled until after thirty (3 0) days' written notice to Landlord (except for non-payment of premium which shall be ten (10) days). All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies qualified to do business, and in good standing, in the Commonwealth of Massachusetts and which have a rating of at least A- and are within a financial size category of not less than Class VIII in the most current Best's Key Rating Guide or such similar rating as may be reasonably selected by Landlord if such Guide is no longer published.

          (B) Subject to the limitations of Section 8.4 hereof, to the maximum extent this agreement is effective according to law and to the extent not resulting from any act, omission, fault, negligence or misconduct of Tenant or its contractors, agents, licensees, invitees, servants or employees, Landlord agrees to indemnify and save harmless Tenant from and against any claim arising from any injury to any person occurring in the Premises, in the Building or on the Site after the date that possession of the Premises is first delivered to Tenant and until the expiration or earlier termination of the Lease Term, to the extent such injury results from the gross negligence of Landlord or Landlord's employees provided, however that in no event shall the aforesaid indemnity render Landlord responsible or liable for any loss or damage to fixtures or personal property of Tenant and Landlord shall in no event be liable for any indirect or consequential damages; and provided, further, that the provisions of this Section shall not be applicable (i) to the holder of any mortgage now or hereafter on the Site or the Building (whether or not such holder shall be a mortgagee in possession of or shall have exercised any rights under a conditional, collateral or other assignment of leases and/or rents respecting, the Site and/or Building) or (ii) any person acquiring title as a result of, or subsequent to, a foreclosure of any such mortgage or a deed in lieu of foreclosure, except to the extent of liability insurance maintained by the foregoing.

5.8 That all of the furnishings, fixtures, equipment, effects and property of every kind, nature arid description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Site, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent such indemnity, hold harmless or exoneration is prohibited by law. Further, Landlord shall not be liable to Tenant for loss or damage that would have been covered by a so-called "all risk" type insurance coverage with respect to Tenant's fixtures, equipment, goods, wares and merchandise, tenant improvements made by or paid for by Tenant, and other property of Tenant (collectively "Tenant's Property"). Such insurance shall be in an amount at least equal to the full replacement cost of Tenant's Property.

5.9 To permit Landlord and its agents to examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary; to remove after five (5) days notice to Tenant, at Tenant's expense, any alterations, addition, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like installed by or for Tenant (or any of its assignees or subtenants) not consented to in writing but only to the extent such consent is required hereunder; and to show the Premises to prospective tenants during the eleven (11) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times.

5.10 Not to place a load upon the Premises exceeding an average rate of 70 pounds of live load per square foot of floor area (partitions shall be considered as part of the live load); and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant so as to eliminate such vibration or noise.

5.11 To pay promptly when due all taxes which may be imposed upon Tenant's Property in the Premises to whomever assessed.

5.12 To comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises; provided that Tenant shall not be required to make any alterations or additions to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Building unless the same are required by such Legal Requirements as a result of or in connection with Tenant's use or occupancy of the Premises beyond normal use of space of this kind. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 5.12.

                                  ARTICLE VI
                                  ----------

                              CASUALTY AND TAKING
                              -------------------

6.1 In case during the Lease Term the Building, the Premises or the Site are damaged by fire or other casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred twenty (120) days from the time that repair work would commence, Landlord may, at its election, terminate this Lease by notice given to Tenant within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

     In case during the last year of the Lease Term, the Premises are damaged by fire or other casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred fifty (15 0) days (and/or as to special work or work which requires long lead time then if such work cannot reasonably be expected to be repaired within such additional time as is reasonable under the circumstances given the nature of the work) from the time that repair work would commence, Tenant may, at its election, terminate this Lease by notice given to Landlord within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Tenant shall be not less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

     Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

     If the Building, the Premises or the Site or any part thereof are damaged by fire or other casualty and this Lease is not so terminated, or Landlord or Tenant have no right to terminate this Lease, and in any such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the dernished premises allows the net insurance proceeds to be applied to the restoration of the Building (and/or the Site), Landlord promptly after such damage and the determination of the net amount of insurance proceeds available shall use due diligence to restore the Premises and the Building in the event of damage thereto (excluding Tenant's Property) into proper condition for use and occupation. In the event of damage pursuant to this Section 6. 1, a just proportion of the Annual Fixed Rent, Tenant's share of Operating Costs and Tenant's share of real estate taxes according to the nature and extent of the injury to the Premises shall be abated until the Premises shall have been put by Landlord substantially into the condition referred to in the preceding sentence except for punch list items and long lead items. Notwithstanding anything herein contained to the contrary, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net insurance proceeds. If such net insurance proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are insufficient for, the restoration of the Building and if Landlord does not otherwise elect to restore the Building, then Landlord shall give prompt notice to Tenant terminating this Lease, the effective date of which termination shall not be less than sixty (60) days after the date of notice of such termination.

     Unless such restoration is completed within nine (9) months from the date of the casualty or taking, such period to be subject, however, to extension where the delay in completion of such work is due to causes beyond Landlord's reasonable control (but in no event beyond fifteen (15) months from the date of the casualty or taking), Tenant shall have the right to terminate this Lease at any time after the expiration of such nine (9) month (as extended) period until the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant's notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within thirty (30) days after Landlord's receipt of Tenant's notice, such restoration is substantially completed, in which case Tenant's notice of termination shall be of no force and effect and this Lease and the Lease Tenn shall continue in full force and effect.

6.2 Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of all risk casualty insurance at the time maintained by Landlord and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within ninety (90) days from the time that repair work would commence, Landlord may, at its election, terminate the Term of this Lease by notice to the Tenant given within thirty (30) days after such loss. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. In the event of damage pursuant to the terms of this Section 6.2, a just proportion of the Annual Fixed Rent, Tenant's share of Operating Costs, real estate taxes and electricity shall be abated according to the nature and extent of the injury to the Premises until the Premises shall have been restored by Landlord to a condition which is substantially comparable as they were prior to the damage (except for punch list and long lead items). If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. 6.3 If the entire Building, or such portion of the Premises as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant's purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. Further, if so much of the Building shall be so taken that continued operation of the Building would be uneconomic as a result of the taking, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord's desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

6.3 If the entire Building, or such portion of the Premises as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant's purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

     Further, if so much of the Building shall be so taken that continued operation of the Building would be uneconomic as a result of the taking, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord's desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

     Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the dernised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant's Property). Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds. If such net condemnation proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are insufficient for, the restoration of the Building and if Landlord does not otherwise elect to restore the Building, then Landlord shall give prompt notice to Tenant terminating this Lease, the effective date of which termination shall not be less than sixty (60) days after the date of notice of such termination.

     If the Premises shall be affected by any exercise of the power of eminent domain, then the Annual Fixed Rent, Tenant's share of operating costs and Tenant's share of real estate taxes shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Tenant's share of operating costs and Tenant's share of real estate taxes shall be abated for the remainder of the Lease Term.

6.4 Landlord shall have and hereby reserves to itself any and all rights to receive awards made for damages to the Premises, the Buildings, the Complex and the Site and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby grants, releases and assigns to Landlord all Tenant's rights to such awards, and covenants to execute and deliver such further assignments and assurances thereof as Landlord may from time to time request.

     Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceeding a claim for the value of any of Tenant's usual trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation and moving expenses, provided that such action and any resulting award shall not affect or diminish the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                  ARTICLE VII
                                  -----------

                                    DEFAULT
                                    -------

7.1 (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein sometimes called an "Event of Default") shall occur:

     (i) Tenant shall fail to pay the fixed rent, additional rent or other charges for which provision is made herein on or before the date on which the same become due and payable, and the same continues for seven (7) days after notice from Landlord thereof,or

     (ii)  Landlord having rightfully given the notice specified in subdivision
           (a) above twice in any calendar year, Tenant shall thereafter in the same calendar year fail to pay the fixed rent, additional rent or other charges on or before the date on which the same become due and payable, or,

     (iii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

     (iv) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant and the same are not bonded off or removed within sixty (60) days after the filing thereof-, or

     (v) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

     (vi) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty
           (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive)--

     then, and in any of said cases (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord lawfully may, immediately or at any time thereafter, and without demand or further notice terminate this Lease by notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate, and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term (Tenant hereby waiving any rights of redemption), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

     (b) If this Lease shall have been terminated as provided in this Article, then Landlord may, without notice, re- enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

     (c) In the event that this Lease is terminated under any of the provisions contained in Section 7.1 (a) or shall be otherwise terminated by breach of any obligation of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, and for the whole thereof, but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

     Amounts received by Landlord after reletting shall first be applied against such Landlord's reasonable expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, amounts received by Landlord from such reletting for any period shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereunder accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms.

     (d) (i) At any time after such termination and whether or not Landlord shall have collected any damages as aforesaid, Tenant shall pay to Landlord as liquidated final damages and in lieu of all other damages beyond the date of notice from Landlord to Tenant, at Landlord's election made within 180 days from the Event of Default, such a sum as at the time of the giving of such notice represents the amount of the excess, if any, (a) the discounted present value, at a discount rate of six percent (6%), of the total rent and other benefits which would have accrued to Landlord under this Lease from the date of such notice for what would be the then unexpired Lease Term if the Lease terms had been fully complied with by Tenant over and above (b) the discounted present value, at a discount rate of six percent (6%), of the then cash rental value (in advance) of the Premises for the balance of the Lease Term.

     (d) (ii) For the purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with the immediately preceding paragraph, the total rent shall be computed by assuming that Tenant's share of excess taxes, Tenant's share of excess operating costs and Tenant's share of excess electrical costs would be, for the balance of the unexpired Term from the date of such notice, the amount thereof (if any) for the immediately preceding annual period payable by Tenant to Landlord.

     (e) In case of any Event of Default, re-entry, dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable or necessary to re-let the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary for the purpose of re-letting the Premises; and the making 6f such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

     (f) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. Further, nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

7.2 Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

                                  ARTICLE VIII
                                  ------------

8.1 Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of insurance on the Premises or on the Building above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant Ru-ther agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as additional rent thereunder.

8.2 Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions.

     The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of subsequent similar act by the other.

     No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

8.3 The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or theatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

8.4 Tenant, subject to the terms and provisions of this Lease on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant, subject, however, to the terms of this Lease; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied; and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's or Landlord's successors' respective ownership of Landlord's interest hereunder, as the case may be. Further, Tenant specifically agrees to look solely to Landlord's then equity interest in the Building at the time owned and any and all cash proceeds therefrom, or in which Landlord holds an interest as ground lessee, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor), nor any beneficiary of any Trust of which any person holding Landlord's interest is Trustee, shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor), any successor Trustee to the persons named herein as Landlord, or any beneficiary of any Trust of which any person holding Landlord's interest is Trustee, to respond in monetary damages from Landlord's assets other than Landlord's equity interest aforesaid in the Building. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

8.5 After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor within a reasonable time thereafter (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Section 8.5 or
     Section 8.15, the term "mortgage" includes a mortgage on a leasehold interest of Landlord (but not one on Tenant's leasehold interest).

8.6 With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

     (a) That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically other-wise elect; and

     (b) That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor.

     In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption by such purchaser-lessor, by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder subject to the provisions of Section 8.4 hereof. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder and provided that Tenant agrees to attorn to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

8.7 No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises.

8.8 (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm, if any, designated in Section 1. 1 hereof-, and in the event any claim is made against the Landlord relative to dealings by Tenant with brokers other than the Brokers, if any, designated in Section 1.1 hereof, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

     (B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm, if any, designated in Section 1.1 hereof; and in the event any claim is made against the Tenant relative to dealings by Landlord with brokers other than the Brokers, if any, designated in Section
     1.1 hereof, Landlord shall defend the claim against Tenant with counsel of Landlord's selection and save harmless and indemnity Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Broker, if any, designated in Section 1.1 hereof.

8.9 If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. I

8.10 The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to subletting or assignment by Tenant.

8.11 Tenant agrees not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to both Landlord's and Tenant's attorneys. In no event shall such document set forth rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

8.12 Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered or certified mail postage prepaid, recognized overnight courier service or by hand delivery (provided receipt thereof is acknowledged):

          If intended for Landlord, addressed to Landlord at the address set forth on the first page of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) with a copy to Landlord, Attention: General Counsel.

          If intended for Tenant, addressed to Tenant at the address set forth on the second page of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

     Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused or (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was first attempted.

     Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

     Time is of the essence with respect to any and all notices and periods for giving notice or taking any action thereto under this Lease.

8.13 Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

8.14 The titles of the Articles throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

8.15 This Lease shall be subject and subordinate to any mortgage now or hereafter on the Site or the Building, or both, and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor provided that the holder of such mortgage agrees to recognize the rights of Tenant under this Lease (including the right to use and occupy the Premises) upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder. In confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordination and recognition as such mortgagee may reasonably request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attom to such mortgagee or successor and to recognize such mortgagee or successor as its landlord provided such mortgagee or successor (excluding any existing mortgagee) agrees to be bound by the obligations of Landlord under this Lease. If any holder of a mortgage which includes the Premises, executed and recorded prior to the date of this Lease, shall so elect, this Lease and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder's office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

8.16 Recognizing that Landlord or Tenant may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, each party, on the request of the other made from time to time, will promptly furnish to such other party, or any existing or potential lender, any potential purchaser of the Premises, the Building, the Site and/or the Complex, or any subtenant or assignee of Tenant, (each an "Interested Party"), a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. In addition, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements (or other financial information reasonably satisfactory to both Landlord and Tenant in the event Tenant is preparing for an initial public offering and, based upon advice of counsel, providing such financial statements could reasonably adversely, affect such initial public offering) of Tenant and any guarantor of Tenant's obligations under this Lease, as reasonably requested by Landlord but not more frequently than twice during any calendar year, including, but not limited to financial statements for the past three (3) years. Any such status statement or financial statement delivered by Tenant pursuant to this Section 8.16 may be relied upon by any Interested Party.

8.17 If Tenant shall at any time default in the performance of any obligation under this Lease after any applicable notice and cure periods have expired, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such Event of Default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of two and one-half percentage points over the then prevailing prime rate in Boston as set by The First National Bank of Boston) and all costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

8.18 Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance at double the rents and other charges herein (prorated on a daily basis) and shall other-wise be on the terms and conditions set forth in this Lease, as far as applicable; provided, however, that neither the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term.

8.19 Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Further, each party hereunder waives rights of subrogation against the other for any loss or damage due to a risk which would have been covered under an all-risk insurance policy regardless of whether or not such insurance has been obtained by such party. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

8.20 (A) Provided that at the time of exercise of the option to extend and at the commencement date of the extension option period (i) there exists no Event of Default (defined in Section 7.1), (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet in excess of twenty five percent (25%) of the Premises (except for an assignment or subletting permitted under Section 5.6.1 hereof), Tenant shall have the right to extend the Tenn hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be adjusted during the option period as hereinbelow set forth) for one (1) period of five (5) years as hereinafter set forth. The option period is sometimes herein referred to as the "Extended Term".

     (B) If Tenant desires to exercise the option to extend the Term, then Tenant shall give notice to Landlord, not earlier than twelve (12) months nor later than nine (9) months prior to the expiration of the Term of Tenant's request for Landlord's quotation of the annual fair market renewal rent for the Premises as of the commencement date of the extension period, such quotation to be based on the use of the Premises as first class office space utilizing properties of a similar character within the Boston West Suburban market (including premises within the Complex if at the time such quotation is requested such premises shall be available for rent) (hereinafter called the "Annual Market Rent"). Within thirty (30) days after Landlord's receipt of Tenant's notice requesting such a quotation, Landlord shall notify Tenant of Landlord's quotation of the Annual Market Rent. Within thirty (30) days after receipt by Tenant of Landlord's quotation of the Annual Market Rent, Tenant shall have the right to extend the Term by written notice to Landlord within said last mentioned 30-day period upon all of the same terms, conditions, covenants and agreements contained in this Lease except that the annual fixed rent for the option period shall be equal to the Annual Market Rent as quoted by Landlord for the option period; provided, however, in no event shall the annual fixed rent payable during the option period be less than the annual fixed rent for the last year of the Term of this Lease and except further that there shall be no further extension option. Upon the giving of such notice, this Lease and the Tenn hereof shall be extended, for the option period, without the necessity for the execution of any additional documents (except that Landlord and Tenant agree to enter into an instrument in writing setting forth the fixed rent); and in such event all references herein to the Term or the term of this Lease shall be construed as referring to the Tenn, as so extended, unless the context clearly otherwise requires. Notwithstanding anything herein contained to the contrary, in no event shall the Lease Term hereof be extended for more than five (5) years after the expiration of the Original Term hereof.

8.21 (A) Concurrently with the execution of this Lease, Tenant shall pay to Landlord a security deposit in the amount of Three Hundred Eighty Thousand Five Hundred and Forty-Five ($380,545.00) and Landlord shall hold the same, throughout the Term of this Lease (including the Extended Term, if applicable), unless sooner returned to Tenant as provided in this Section 8.21, as security for the performance by Tenant of all obligations on the part of Tenant to be performed under this Lease. At Tenant's option, such deposit, or any portion thereof, may be in the form of an irrevocable, unconditional, negotiable letter of credit (the "Letter of Credit") issued by and drawn on a bank, and in a form reasonably acceptable to Landlord, which Letter of Credit shall permit one or more draws thereunder to be made accompanied only by certification by Landlord that pursuant to the terms of this Lease, Landlord is entitled to apply such Letter of Credit and the proceeds thereof to an Event of Default of Tenant under this Lease. Any such Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case be renewed by Tenant each year thereafter and each renewal shall be delivered to and received by Landlord not later than thirty (30) days before the expiration of the then current Letter of Credit (herein called a "Renewal Presentation Date"). In the event of a failure to so deliver such renewal Letter of Credit on or before the applicable Renewal Presentation Date, Landlord shall be entitled to present the then existing Letter of Credit for payment and to receive the proceeds thereof, which proceeds shall be held as Tenant's security deposit, subject to the terms of this Section 8.21. Upon the occurrence of any Event of Default, Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to draw on all or any portion of such deposit held as a Letter of Credit and to apply the proceeds of such Letter of Credit or any cash held as such deposit, or any part thereof, to Landlord's damages arising from such Event of Default on the part of Tenant under the terms of this Lease. If Landlord so applies all or any portion of such deposit, Tenant shall within seven
     (7) days after notice from Landlord deposit cash with Landlord in an amount sufficient to restore such deposit to the full amount stated in this
     Section 8.21. While Landlord holds any cash deposit Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other ???. Neither the holder of a mortgage nor the Landlord in a ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground Landlord.

     Upon the first day of the thirty-seventh (37ffi) month following the Premises A Commencement Date, Landlord shall return a One Hundred Ninety Thousand Two Hundred Seventy-Two Dollars and 501100 ($190,272.50) portion of such deposit to Tenant so that the remainder of such deposit shall be One Hundred Ninety Thousand Two Hundred Seventy-Two Dollars and 501100 ($190,272.50) (or if such deposit is in the form of a Letter of Credit, Landlord shall exchange the Letter of Credit for a Letter of Credit delivered by Tenant which reduces the amount secured by the Letter of Credit by the amount stated hereinabove) provided that (i) no Event of Default exists, and (ii) Landlord has not applied such deposit or any portion thereof to Landlord's damages arising from any default on the part of Tenant, whether or not Tenant has restored the amount so applied by Landlord.

     Tenant not then being in default and having performed all of its obligations under this Lease, including the payment of all Annual Fixed Rent, Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 8.21, to Tenant on the expiration or earlier termination of the term of this Lease (as the same may have been extended) and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time.

8.22 In the event (i) Tenant leases from Landlord a minimum of the entire Building (except for space utilized by Landlord), (ii) no Event of Default exists and (iii) Tenant has not assigned this Lease or sublet the Premises (except for an assignment or subletting permitted pursuant to Section 5.6. 1), Tenant shall be permitted, at Tenant's expense, to erect an exterior monument sign in the area immediately around the entrance of the second floor lobby of the Building containing Tenant's name in a location first approved by Landlord which approval will not be unreasonably withheld, conditioned or delayed. Tenant acknowledges and agrees that Tenant's right to corporate signage on the Site pursuant to this Section 8.22 is not on an exclusive basis and that Landlord may grant other tenants in the Complex the right to signage on the Site. In the event Tenant erects a sign pursuant to this Section
     8.22 and Tenant subsequently reduces the size of its Premises, assigns this Lease or subleases its Premises (except for an assignment or subletting permitted pursuant to Section 5.6. 1) so that Tenant no longer leases from Landlord and occupies at least the entire Building, Tenant agrees that it shall remove such signage at Tenant's expense. Any such signage erected pursuant to this Section 8.22 shall be of a size and design mutually agreeable to Landlord and Tenant. The right to corporate signage provided under this Section 8.22 is specifically for Tenant and shall not pass to any assignee or subtenant of Tenant (except for an assignee or subtenant pursuant to Section 5.6. 1). Tenant, at Tenant's expense, shall remove the signage provided to Tenant hereunder and repair any damage caused by such removal (i) if an Event of Default exists, or (ii) at the expiration or earlier termination of the Term of this Lease, as it may be extended. Further, Tenant's right to install such signage shall be subject to (i) the applicable provisions of the Zoning By-Laws of the Town of Burlington and any other applicable laws and regulations and (ii) Tenant obtaining all necessary permits and approvals at Tenant's expense. In the event Tenant is required to remove signage pursuant to this Section 8.22 and Tenant fails to do so within thirty (30) days after notice from Landlord, Landlord may at its option, remove the same at Tenant's expense.

8.23 As of the date hereof, the remaining space in the Building which is not leased to Tenant (the "Offer Space") is leased to various tenants. Such existing lease or leases, any amendments thereto and the term or terms thereof, including, but not limited to, the original terms thereof, options to extend the terms thereof and expansion options are hereinafter called the "Existing Leases" and the tenants under the Existing Leases are hereinafter called the "Existing Tenants". Subject to the Existing Leases and the rights of the Existing Tenants thereunder, which rights are prior to the rights of Tenant under this Section notwithstanding that an amendment to any of the Existing Leases may be executed subsequent to the date of this Lease and provided that at the time (provided the same is within twelve (12) months subsequent to the date Tenant has terminated the lease for any portion of the Premises as provided in Section 3.2) any portion of the Offer Space first becomes available for reletting (i) there is no "Event of Default" (as defined in Section 7. 1), (ii) Tenant has not assigned this Lease or sublet in excess of twenty five percent (25%) of the Premises (except for an assignment or subletting permitted under Section
     5.6. 1), (iii) this Lease is still in full force and effect, (iv) Landlord has not previously offered space to Tenant pursuant to this Section 8.23,
     (v)

     Tenant has exercised its right pursuant to Section 3.2 of the Lease to terminate portion of the Premises which Landlord was unable to deliver to Tenant pursuant to the terms of Section 3.2 ("Termination Right"), and (vi) Tenant has provided written notice to Landlord within thirty (30) days after the date Tenant exercised its Termination Right that it desires to lease any space which may become available in the Building pursuant to the terms of this Section 8.23, Landlord agrees not to enter into a lease or leases to relet such space without first giving to Tenant an opportunity to lease the entirety of such space (and not only a portion thereof) for the "Annual Market Rent" (as hereinafter defined) as determined by Landlord. The "Annual Market Rent" shall be the greater of (i) the annual fair market rent for such space determined by Landlord as of the date when the same becomes so available for reletting, based upon the use of such space as first class office space utilizing properties of similar character within the Boston West Suburban market or (ii) the then current annual fixed rent rate payable pursuant to this Lease. When any such space becomes available for reletting, Landlord shall notify Tenant of the availability of such space and shall advise Tenant of the Annual Market Rent and other business terms upon which Landlord is willing so to lease such space. If Tenant wishes to exercise Tenant's right of offer hereunder, Tenant shall do so, if at all, by giving Landlord notice of Tenant's desire to lease the entire amount of such space on such terms within fifteen (15) days after receipt of Landlord's notice to Tenant of the availability of such space and of such terms. If Tenant shall give such notice, the same shall constitute an agreement to enter into an amendment to this Lease setting forth the leasing of such space within thirty (30) days thereafter, upon all of the same terms and conditions contained in this Lease, except for the provisions of this Section which shall not be applicable, the Annual Fixed Rent which shall be equal to the Annual Market Rent as quoted by Landlord and those provisions which are inappropriate to the business agreement. If Tenant shall not so exercise such right within such period, time being of the essence in respect of such exercise, Tenant shall have no further right of first offer hereunder and Landlord shall be free to enter into a lease of such space with another prospective tenant or tenants upon tenris and conditions as Landlord shall determine, which terms may include rights or options to extend the term or to expand the size of the premises under such lease or leases.

     If Tenant shall exercise any such right of first offer and if, thereafter, the then occupant of the premises with respect to which tenant shall have so exercised such right wrongfully fails to deliver possession of such premises at the time when its tenancy is scheduled to expire, commencement of the term of Tenant's occupancy and lease of such additional space shall, in the event of such holding over by such occupant, be deferred until possession of the additional space is delivered to Tenant. The failure of the then occupant of such premises to so vacate shall not give Tenant any right to terminate this Lease or to deduct from, offset against or withhold Annual Fixed Rent or additional rent (or any portions thereof).

8.24 If Landlord shall not have received any payment or installment of Annual Fixed Rent or additional rent on or before the date the date which is five (5) days subsequent to the date on which the same first becomes payable under this Lease (the "Due Date"), the amount of such payment or installment shall bear interest from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of
     (i) the rate announced by The First National Bank of Boston from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or
     (ii) the maximum applicable legal rate, if any. Such interest shall be deemed additional rent and shall be paid by Tenant to Landlord upon demand.

8.25 This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist.

                             (Here ends this page)

     EXECUTED as a sealed instrument in two or more counterparts each of which shall be deemed to be an original.

WITNESS:                                LANDLORD:

_______________________________         /s/ Stacey A. Baker

                                        _______________________________________
                                        STACEY A. BAKER, FOR THE
                                        TRUSTEES OF MALL ROAD TRUST
                                        PURSUANT TO WRITTEN
                                        DELEGATION, BUT NOT
                                        INDIVIDUALLY

                                        TENANT:

                                        SUPPLIERMARKET.CO

                                        By /s/ Asif Satchu
                                           ------------------------------------

                                        Name  ASif Satchu
                                        ---------------------------------------
                                        Title PRESIDENT
                                        (OR VICE PRESIDENT)
                                        HERETO DULY AUTHORIZED

ATTEST:

/s/ Asif Satchu
-------------------------------
Name Asif Satchu                        By /s/ Jon Burgstone
-------------------------------            ------------------------------------
Title: SECRETARY                        Name Jon Burgstone
-------------------------------              ----------------------------------
        (ASSISTANT SECRETARY)           Title TREASURER
                                              ---------------------------------
                                              (OR ASSISTANT TREASURER)
                                               --------------------------------
                                               HERETO DULY AUTHORIZED


                                                           CORPORATE SEAL

                                   EXHIBIT A
                                   ---------

     The land in Burlington, Middlesex Count'y, Massachusetts, shown as Lot 1, on a plan entitled "Plan of Land Prepared For Boston Properties, Burlington, Mass.", dated 2 November, 1982 by Raymond C. Pressey, Inc. , Registered Land Surveyors, recorded as Plan No. 1126 of 1982 in Book 14782, Page End, bounded and described according to said plan as follows:

     SOUTHERLY      by the northerly line of Burlington Mall Road, as shown on said plan, by two lines measuring together one thousand four hundred nineteen and 18/100 (1,419.18) feet;

     WESTERLY by Lot 2 shown on said plan by three lines measuring together six hundred, ten and 5/100 (610.05) feet;

     NORTHERLY      by land shown on said plan as Town of Burlington (For
                    Park Purposes), and now or formerly of Rudolph G. Paggliuca, by six. lines measuring together one thousand two hundred thirty-five and 81/100 (1,235.81) feet; and

     SOUTHEASTERLY  by a curved line forming the intersection of Cambridge
                    Street and Burlington Mall Road, two hundred sixty and 89/100 (260.89) feet.

     Containing 437,010 square feet of land, according to said plan.

     Being a portion of the premises described in Deed dated July 8, 1982 from Digital Equipment Corporation to Mortimer B. Zuckerman, recorded in Book 14662, Page 55.

                                   EXHIBIT C
                                   ---------

                               LANDLORD SERVICES
                               -----------------

1.   CLEANING:
     --------

     Cleaning and janitor services as provided below:

A.   Office Areas:
     ------------

     Daily: (Monday through Friday, inclusive, holidays excepted).
     ------

     1. Empty 211 waste receptacles and ashtrays and remove waste material from the Premises; wash receptacles as necessary.

     2.   Sweep and dust mop all uncarpeted areas using a dust-treated mop.

     3.   Vacuum all rugs and carpeted areas.

     4. Hand dust and wipe clean with treated cloths all horizontal Surfaces, including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.

     5.   Wash clean all water fountains and sanitize.

     6. Move and dust under all desk equipment and telephones and replace same (but not computer terminals, specialized equipment or other materials).

     7.   Wipe clean all chrome and other bright work.

     8.   Hand dust grill work within normal reach.

     9. Main doors to premises shall be locked and lights shut off upon completion of cleaning.

Weekly:
-------

     1.   Dust coat racks and the like.

     2.   Spot clean entrance doors, light switches and doorways.

Quarterly:
----------

     1    Render high dusting not reached in daily cleaning to include:

          a) dusting all pictures, frames, charts, graphs and similar wall hangings.

          b) dusting of all vertical surfaces, such as walls, partitions, doors and door frames, etc.

          c) dusting all pipes, ducts and moldings. d) dusting of all vertical blinds. e) dust all ventilating, air conditioning, louvers and grills.

     2.   Spray buff all resilient floors.

B. LAVATORIES:
   -----------

Daily: (Monday through Friday, inclusive, holidays excepted).
-----

     1.   Sweep and damp mop.

     2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.

     3.   Wash both sides of all toilet seats.

     4.   Wash all basins, bowls and urinals.

     5.   Dust and clean all powder room fixtures.

     6.   Empty and clean paper towel and sanitary disposal receptacles.

     7.   Remove waste paper and refuse.

     8. Refill tissue holders, soap dispensers, towel dispensers, sanitary dispensers; materials to be furnished by Landlord.

Monthly
-------

     1.   Machine scrub lavatory floors.

     2.   Wash all partitions and tile walls in lavatories.

     3.   Dust all lighting fixtures and grills in lavatories.

C. MAIN LOBBIES, ELEVATORS, STAIRWELLS AND COMMON CORRIDORS:
   ---------------------------------------------------------

Daily: (Monday through Friday, inclusive, holidays excepted).
-----

     1. Sweep and damp mop all floors, empty and clean waste receptacles, dispose of waste.

     2.   Clean elevators, wash or vacuum floors, wipe down walls and doors.

     3.   Spot clean any metal work inside lobbies.

     4.   Spot clean any metal work surrounding building entrance doors.

     5.   Sweep all stairwells and dust handrails,

Monthly:
-------

     1.   All resilient tile floors in public areas to be spray buffed.

D.   WINDOW CLEANING:
     ---------------

All exterior windows shall be washed on the inside and outside surfaces no less than three (3) times per year.

II.  HVAC:
     ----

     A. Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (1) person per one hundred fifty (150) square feet of useable floor area served, and a combined lighting and standard electrical load of 3.0 watts per square foot of useable floor area. In the event Tenant introduces into the Premises personnel or equipment which overloads the system's ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant's expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

          Operating criteria of the basic system are in accordance with the Massachusetts Energy Code and shall not be less than the following:

          Cooling season indoor conditions of not in excess of 78 degrees Fahrenheit when outdoor conditions are 91 degrees Fahrenheit drybulb and 73 degrees Fahrenheit wetbulb.

     ii) Heating season minimum room temperature of 72 degrees Fahrenheit when outdoor conditions are 6 degrees Fahrenheit drybulb.

B. Landlord shall provide heating, ventilating and air conditioning as normal seasonal charges may require during Normal Building Operating Hours (8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturdays, legal holidays in all cases excepted).

     If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any season outside Normal Building Operating Hours, Landlord shall use landlord's best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the extra usage. For such services, Tenant shall pay Landlord, as additional rent, upon receipt of billing, a sum equal to the cost incurred by Landlord.

Ill. ELECTRICAL SERVICES:
     -------------------

     A. Landlord shall provide electric power for a combined load of 3.0 watts per square foot of useable area for lighting and for office machines through standard receptacles for the typical office space.

     B. Landlord, at its option, may require separate metering and direct billing to Tenant for the electric power required for any special equipment (such as computers and reproduction equipment) that requires either 3-phase electric power or any voltage other than 120, or for any other usage in excess of 3.0 watts per square foot.

     C. Landlord will furnish and install, at Tenant's expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant's expense.

IV.  ELEVATORS:
     ---------

     Provide passenger elevator service.

V.   WATER:
     -----

     Provide hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

VI.  CARD ACCESS SYSTEM:
     ------------------

     Landlord will provide a card access system at one entry door of the building.

     WITNESS the execution hereof under seal by persons hereunto duly authorized, the date first above written.

WITNESS:                                 LANDLORD:


___________________________________      ___________________________________
                                         STACEY A. BAKER, FOR THE
                                         TRUSTEES OF MALL ROAD TRUST
                                         PURSUANT TO WRITTEN
                                         DELEGATION, BUT NOT
                                         INDIVIDUALLY

                                         TENANT:

ATTEST:                                  SUPPLIERMARKET.COM


                                         By: _______________________________
___________________________________      Name: _____________________________
Name: _____________________________      Title: ____________________________
Title: ____________________________              HEREUNTO DULY AUTHORIZED


                                                   (CORPORATE SEAL)